Exhibit 99.1

January 25, 2022

Sunrun Replaces $250 Million Recourse Lending Facility with New Upsized $425 Million Facility to Support Continued Growth at Enhanced Terms

Cost of new facility unchanged while the asset borrowing base expanded, improving financing terms for inventory and project backlogs, supporting scale of combined company and continued growth trajectory

SAN FRANCISCO, Jan. 25, 2022 (GLOBE NEWSWIRE) — Sunrun (Nasdaq: RUN), the nation’s leading home solar, battery storage and energy services company, today announced it has retired it’s $250 million recourse lending facility and arranged a larger $425 million facility at enhanced terms and longer tenor than the company’s prior term extensions.

“We are pleased to increase the size of our recourse lending facility, to support our continued growth while also enhancing terms to reflect the strength of our asset base and underlying business,” said Tom vonReichbauer, Sunrun’s Chief Financial Officer. “Our continued strong execution in the capital markets allows us to be well-positioned to capitalize on growth opportunities and to deliver value to our customers and financial partners.”

The new $425 million recourse lending facility matures in January 2025, providing a longer tenor than the company’s prior recourse lending facility extension of 2 years. Concurrent with funding and closing, Sunrun repaid the existing $250 million recourse lending facility. The new recourse lending facility reflects improved terms, including a higher valuation for operating assets (now using a 5% discount rate), in conjunction with an increased advance rate against Sunrun’s project backlog. In addition, the new facility expands the borrowing base to support more efficient inventory financing, also at a higher advance rate, while maintaining the same borrowing costs.

Initial commitments total $425 million from three new and six existing lenders. The new facility also contains an accordion feature, allowing expansion of the facility to accommodate the growth of the business over time, subject to certain conditions and additional capital commitments. The facility contains certain covenants that are customary for financings of this type. Additional details on the facility can be found in the company’s filings with the SEC on Form 8-K.

Forward Looking Statements

This communication contains forward-looking statements related to Sunrun (the “Company”) within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995.

Such forward-looking statements include, but are not limited to, statements related to: the Company’s business plan, market leadership, competitive advantages, operational and financial results and metrics (and the assumptions related to the calculation of such metrics); the Company’s momentum in the company’s business strategies, expectations regarding market share, customer value proposition, market penetration, financing activities, financing capacity, product mix, and ability to manage cash flow and liquidity; and the growth of the solar industry. These statements are not guarantees of future performance; they reflect the Company’s current views with respect to future events and are based on assumptions and estimates and are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from expectations or results projected or implied by forward-looking statements. The risks and uncertainties that could cause the Company’s results to differ materially from those expressed or implied by such forward-looking statements include: the impact of COVID-19 on the Company and its business and operations; the successful integration of Vivint Solar; the Company’s leadership team and ability to retract and retain key employees; the availability of additional financing on acceptable terms; changes in the retail prices of traditional utility generated electricity; worldwide economic conditions, including slow or negative growth rates in global and domestic economies and weakened consumer confidence and spending; changes in policies and regulations including net metering and interconnection limits or caps; the availability of rebates, tax credits and other incentives; the availability of solar panels, batteries, and other components and raw materials; the Company’s ability to attract and retain the Company’s relationships with third parties, including the Company’s solar partners; the Company’s continued ability to manage costs associated with solar service offerings; the Company’s business plan and the Company’s ability to effectively manage the Company’s growth and labor constraints; the Company’s ability to meet the covenants in the Company’s investment funds and debt facilities; factors impacting the solar industry generally, and such other risks and uncertainties identified in the reports that we file with the U.S. Securities and Exchange Commission from time to time. All forward-looking statements used herein are based on information available to us as of the date hereof, and we assume no obligation to update publicly these forward-looking statements for any reason, except as required by law.

Investor & Analyst Contact:

Patrick Jobin

SVP, Finance & IR

investors@sunrun.com

Source: Sunrun Inc.